SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 5, 2004
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                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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        Alabama                     1-3164                    63-0004250
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(State or other jurisdiction   (Commission File     (IRS Employer Identification
     of incorporation)              Number)                     No.)


600 North 18th Street, Birmingham, Alabama                         35291
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 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code       (205) 257-1000
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                                       N/A
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         (Former name or former address, if changed since last report.)



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2

Item 5.  Other Events.

         On February 5, 2004, Alabama Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of 4,000,000 shares of 5.30% Class A Preferred Stock, Cumulative, Par Value $1 Per Share (Stated Capital $25 Per Share) (the "Preferred Stock"). Said stock was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the shelf registration statement (Registration Nos. 333-110950, 333-110950-01, 333-110950-02 and 333-110950-03) of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (c)      Exhibits.

                  1.1 Underwriting Agreement, dated February 5, 2004 relating to the Preferred Stock between the Company and Lehman Brothers Inc., as the Underwriter.

                  4.4 Amendment to Charter of the Company dated February 17, 2004, which includes resolutions of the Board of Directors of the Company establishing the Preferred Stock.

                  5.1 Opinion of Balch & Bingham LLP relating to the Preferred Stock.

                  12.1     Computation of ratio of earnings to fixed charges.

                  12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 17, 2004                      By /s/Wayne Boston
                                                      Wayne Boston
                                                   Assistant Secretary